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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


       We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to The Amended and Restated 1998 Equity Participation Plan of Nextera Enterprises, Inc. and The Nextera Enterprises, Inc. Employee Stock Purchase Plan of our report dated February 6, 2000, with respect to the consolidated financial statements and schedule of Nextera Enterprises, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


/s/ ERNST & YOUNG LLP

Boston, Massachusetts
November 15, 2000